Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Berliner Communications, Inc.:

●	Form S-8 No. 333-164080

●	Form S-8 No. 333-144946

of our report dated April 12, 2010, with respect to the consolidated financial statements of Unitek Holdings, Inc. included in this Form 8-K/A dated April 12, 2010.

/s/  Ernst & Young, LLP

Philadelphia, Pennsylvania

April 12, 2010